UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

Endeavour International Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 307-8700

N/A

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On October 10, 2012, Endeavour International Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with the subsidiary guarantors party thereto (the “Guarantors”) and Credit Suisse (USA) LLC (“Credit Suisse”), relating to the issuance and sale of $54,000,000 in aggregate principal amount of the Company’s 12% first priority notes due 2018 (the “Notes”).

In connection with the offering of the Notes, the Company received net proceeds of $57.9 million, which will be used to redeem, repurchase or otherwise retire its outstanding 12% Senior Subordinated Notes due 2014 and to finance a portion of the construction, improvement and other capital costs related to its U.S. and U.K oil and natural gas properties.

The Notes were offered and sold to Credit Suisse in a private placement exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2). The Notes are expected to be resold by Credit Suisse, respectively, to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on one hand, and Credit Suisse, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary description of the Purchase Agreement is qualified in its entirety by the terms of the Purchase Agreement.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Guarantors entered into a registration rights agreement with Credit Suisse, dated October 15, 2012 (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the Notes and evidencing the same indebtedness as the Notes. In addition, the Company and the Guarantors have agreed to exchange the guarantees related to the Notes for registered guarantees having substantially the same terms as the applicable original guarantees. The Company and the Guarantors will use commercially reasonable efforts to cause the exchange to be completed within 360 days of February 23, 2012. It is expected that the exchange will also relate to the Company’s existing $350 million aggregate principal amount of 12% first priority notes due 2018.

The Company and the Guarantors will also use commercially reasonable efforts to cause shelf registration statements for the resale of each series of the Notes to become effective (i) if the Company cannot effect the exchange offer within the 360-day time period, (ii) if Credit Suisse, or any of their or its affiliates, respectively, hold any Notes at the time of the exchange, and (iii) in certain other circumstances. If the Company fails to satisfy these obligations on a timely basis, it will be required to pay an additional interest to holders of the Notes, until the exchange offer is completed or the shelf registration statement is declared (or becomes) effective, as applicable.

A copy of the Registration Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary description of the Registration Rights Agreement is qualified in its entirety by the terms of the Registration Rights Agreement.

Indenture and Notes

The Notes were issued pursuant to an indenture, dated February 23, 2012 (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee and collateral agent. The Notes will mature on March 1, 2018, and interest is payable on the Notes on each March 1 and September 1, with the first payment being due on March 1, 2013. The Notes and the notes originally issued on February 23, 2012 will be treated as a single class of debt securities under the Indenture.

For a description of the Indenture and the Notes, please read the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 29, 2012. A copy of the Original Indenture is attached as Exhibit 4.1 to such Current Report and is incorporated herein by reference.

Revolving Credit Facility Amendment

On October 10, 2012, the Company, the Company’s wholly owned subsidiary, Endeavour Energy UK Limited (“Endeavour UK”), and certain of the Company’s other subsidiaries entered into a Second Amendment to Credit Agreement (the “Second Amendment”) amending the Credit Agreement, dated as of April 12, 2012 with Cyan Partners, LP (the “Revolving Credit Facility”). The Second Amendment effected an amendment to the restricted payments negative covenant in the Revolving Credit Facility allowing the Company to use a portion of the proceeds from the Company’s issuance of additional first priority notes due 2018 to repay certain outstanding indebtedness of the Company.

The foregoing is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Reimbursement Agreement

Also on October 10, 2012, the Company, Endeavour UK and New Pearl, SA (“New Pearl”) entered into a First Amendment to Reimbursement Agreement (the “First Amendment”), amending the Reimbursement Agreement dated as of October 10, 2012, between the Company, Endeavour UK and New Pearl, an unaffiliated third party entity in which the Company has no interest or control, and Cyan Partners LP, as collateral agent (the “Reimbursement Agreement”). The First Amendment effected certain amendments to the liens, indebtedness, and restricted payments negative covenants in the Reimbursement Agreement in order to permit the incurrence by the Company of additional indebtedness and liens as a result of the Company’s proposed issuance of additional first priority notes due 2018 as well as the concurrent repayment of certain outstanding indebtedness of the Company.

The foregoing is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On October 10, 2012, the Company issued a press release announcing the pricing of its private offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Registration Rights Agreement, dated October 15, 2012

10.1	Purchase Agreement, dated as of October 10, 2012

10.2	Second Amendment to Credit Agreement, dated as of October 10, 2012, between Endeavour International Corporation, Endeavour Energy UK Limited, Cyan Partners, LP, and the other lenders party thereto.
10.3	First Amendment to Reimbursement Agreement, dated as of October 10, 2012, between Endeavour International Corporation, Endeavour Energy UK Limited, Cyan Partners, LP, and New Pearl, SA

99.1	Press Release of Endeavour International Corporation dated October 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOUR INTERNATIONAL CORPORATION

Date: October 15, 2012	By:	/s/ Robert L. Thompson

Robert L. Thompson
Chief Accounting Officer

EXHIBIT INDEX

4.1	Registration Rights Agreement, dated October 15, 2012

10.1	Purchase Agreement, dated as of October 10, 2012

10.2	Second Amendment to Credit Agreement, dated as of October 10, 2012, between Endeavour International Corporation, Endeavour Energy UK Limited, Cyan Partners, LP, and the other lenders party thereto.

10.3	First Amendment to Reimbursement Agreement, dated as of October 10, 2012, between Endeavour International Corporation, Endeavour Energy UK Limited, Cyan Partners, LP, and New Pearl, SA

99.1	Press Release of Endeavour International Corporation dated October 10, 2012